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                                                                Exhibit 10.13

                                      LEASE

      LEASE made this 25th day of September, 1996, between 928 JAYMOR ROAD ASSOCIATES, L.P., a Pennsylvania limited partnership, ("Landlord") and HealthDrive CORPORATION, a Delaware corporation, ("Tenant").

      1. LEASED SPACE AND PURPOSE. Landlord hereby rents to Tenant all that certain space ("Leased Space"), known as Suite C-190, as shown on the plan attached hereto as Exhibit "A", on the first floor of Building C in the office campus located at 928 Jaymor Road in Upper Southampton Township, Bucks County, Pennsylvania ("Building"), consisting of One Thousand Five Hundred Forty (1,540) square feet of rentable space.

      The Leased Space shall be used and occupied for general offices and for no other purpose. General office use includes those actions and activities as would typically be performed in a medical or dental office.

      2. TERM. The term of this Lease and Tenant's obligation to pay rent hereunder shall commence upon the earlier of (i) October 1, 1996, but only if the Leased Space is ready for occupancy, or (ii) ten days after the date when the Leased Space is ready for occupancy, or (iii) the date when Tenant shall take possession of the Leased Space ("Commencement Date"). The Leased Space shall be deemed ready for occupancy when Landlord has substantially completed the work described in Exhibit "B" attached hereto and a Certificate of Occupancy has been granted to either Landlord or Tenant by Upper Southampton Township. "Substantial Completion" shall mean such completion as shall enable


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Tenant to reasonably and conveniently use and occupy the Leased Space for the conduct of its business. Substantial Completion shall be deemed to have been achieved even though minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed, the non-completion of which does not materially interfere with Tenant's use of the Leased Space or the conduct of its business therein.

            The term ("Term") of this Lease shall be for a period of three (3) years from the Commencement Date and shall expire, absolutely and without notice on said third year anniversary date. If the day upon which the Initial Term of this Lease shall commence shall fall on a day other than the first day of a month, then the Initial Term of this Lease shall run for the unexpired portion of such month plus three (3) years beginning with the first day of the month next ensuing.

      3. RENT.

            A. Base Annual Rent. Tenant shall pay Landlord the base annual rent ("Base Annual Rent") in equal monthly installments as follows:

          Period                 Annual Amount           Monthly Amount
          ------                 -------------           --------------

Commencement Date
   through Month 12               $13,860.00               $1,155.00
Month 13 through 24               $14,245.00               $1,187.08
Month 25 through 36               $14,630.00               $1,219.17

            B. Initial Base Operating Expense Charge and Base Operating Expense Charge. In addition to Base Annual Rent, Tenant shall pay Landlord the base operating expense charge ("Base Operating Expense Charge") of $5,929.00 in equal monthly installments of $494.08


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concurrent with and in the same manner as Tenant's payment of Base Annual Rent.

                  The Initial Base Operating Expense Charge represents Landlord's estimate of Tenant's Proportionate Share of Annual Operating Expenses for the first full or partial calendar year of the Term of this Lease. The Base Operating Expense Charge shall represent Landlord's estimate of Tenant's proportionate share of Annual Operating Expenses for any year subsequent to the first full or partial calendar year of the Term of this Lease.

            C. Payment of Base Annual Rent and Initial Base Operating Expense Charge or Base Operating Expense Charge. Tenant shall pay Landlord the Base Annual Rent and the Initial Base Operating Expense Charge or the Base Operating Expense Charge, as the case may be, (the Base Annual Rent together with either the Initial Base Operating Expense Charge or the Base Operating Expense Charge constituting the "Rent") without set-off or deduction on or before the first day of each calendar month, in advance, the first monthly installment of Rent to be paid at the signing of this Lease. If the Commencement Date is not the first day of the calendar month, Rent from the Commencement Date to the first day of the following month shall be apportioned at the annual rate (based on a 360-day year) and shall be paid at the Commencement Date. All Rent shall be payable to Landlord without notice or demand at its principal office at Suite 200, 33 Rock Hill Road, Bala Cynwyd, PA 19004.

            D. Additional Rent. As used in this Lease, the term additional rent ("Additional Rent") means any amounts which this Lease requires Tenant to pay in addition to Base Annual Rent. Such amounts


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will be payable as Rent and upon failure of Tenant to pay any amounts due as
Additional Rent, Landlord shall have, with respect to Additional Rent, all the rights and remedies available to Landlord on account of Tenant's failure to pay Rent.

                  a. Real Estate Taxes. The term "Real Estate Taxes" shall mean all taxes and assessments levied, assessed or imposed at any time by any governmental authority upon or against the Building and the land upon which the Building is situate, and also any tax or assessment levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from said Building or said land to the extent that the same shall be in lieu of (and/or in lieu of an increase in) all or a portion of any of the aforesaid taxes or assessments upon or against the said Building and/or land.

                  b. Annual Operating Expenses. As used in this Lease, the term annual operating expenses ("Annual Operating Expenses") means all reasonable costs of management, operation, and maintenance of the Building and the ground upon which the Building is situate incurred by Landlord during any calendar year period occurring during the term of this Lease. Such costs shall exclude the cost of improvements or repairs treated as capital costs for federal income tax purposes (provided, however, that such cost may be included to the extent of the annual amortization, calculated on a straight-line basis over the useful life thereof as reasonably determined by Landlord, of the cost of such improvement or repair), interest or amortization payments on any mortgage, legal expenses in enforcing the terms of any lease other than this Lease, expenses for repair or other work occasioned by fire or other casualty which is covered under a fire insurance policy with


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extended coverage which is in place with respect to the Building, expenses incurred in the leasing or procuring of new tenants (including lease commissions, advertising expenses and expenses for renting space for new tenants). Such costs shall include, by way of example rather than by way of limitation, (1) Real Estate Taxes; (2) insurance, including fire and extended coverage, public liability, rental value, and boiler and machinery coverages;
(3) wages, salaries and compensation of employees, consulting, accounting, legal, janitorial, maintenance, guard and other services; (4) management fees charged by Landlord, an affiliate of Landlord or any other entity managing the Building; (5) service contracts and supplies used in connection with the cleaning, operating, labor and maintenance of the Building; (6) all repairs and decorating required to be performed by Landlord as provided for in this Lease;
(7) parking lot maintenance, landscaping and snow and ice clearance; (8) charges for utilities including but not limited to water and sewer service and electricity, but excluding charges for utilities which are directly billable to any tenant pursuant to utility company meter; and (9) such other expenditures as Landlord may deem necessary and proper to be expended in connection with the operation and maintenance of a first-class office building.

                        i. Computation of Tenant's Proportionate Share of Annual Operating Expenses. After the end of each calendar year of the term of this Lease, including any partial year included within the Term of this Lease, Landlord shall compute Tenant's Proportionate Share of the Annual Operating Expenses described in Paragraph 3.D.b. of this Lease which have been incurred during such calendar year by (1) calculating an appropriate adjustment, using generally accepted


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accounting principles, to avoid allocating to Tenant or to any other tenant, as the case may be, those specific costs which Tenant or any other tenant has agreed to pay; (2) calculating an appropriate adjustment, using generally accepted accounting principles, to avoid allocating to any vacant space those specific costs which were not incurred for such space; and (3) multiplying the adjusted Annual Operating Expenses by Tenant's Proportionate Share of .0366 which is the quotient obtained by dividing the area of Tenant's Leased Space in the Building (1,540 square feet) by the amount of office space available in the Building (42,020 square feet), whether occupied or not.

                        ii. Limitation on Increase in Tenant's Proportionate Share of Annual Operating Expenses. Except as hereinafter provided in this subparagraph, Tenant's Proportionate Share of Annual Operating Expenses for any year during the Term of this Lease subsequent to the first year of the Lease shall not increase by more than ten percent (10%) of Tenant's Proportionate Share of Annual Operating Expenses for the first year of the Lease. Notwithstanding the foregoing, however, should the percentage of any increase in Tenant's Proportionate Share of Annual Operating Expenses for any year or years subsequent to the first year of the Lease be less than ten percent (10%) of Tenant's Proportionate Share of Annual Operating Expenses for the first year of the Lease, then and in such event the percentage deficiency for any such year or years shall be carried over, added to and be included in the formula for determining Tenant's Proportionate Share of Annual Operating Expenses for the next succeeding year or years as the case may be, it being understood,


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confirmed and intended by the parties that such percentage carry-over requirement (i) may, in some years, cause Tenant's Proportionate Share of Annual Operating Expenses to increase by more than ten percent (10%) of Tenant's Proportionate Share of Annual Operating Expenses for the first year of the Lease, and (ii) shall neither be deemed nor construed to be inconsistent with or otherwise at variance with the first sentence of this subparagraph.

                        iii. Payment of Tenant's Proportionate Share of Annual Operating Expenses. Tenant, within fifteen (15) days after being billed therefor, shall pay to Landlord as Additional Rent the amount by which Tenant's share of the Annual Operating Expenses exceeds the Initial Base Operating Expenses Charge or the Base Operating Expense Charge, as the case may be. If only part of any calendar year shall fall within the term of this Lease, the amount computed as Additional Rent with respect to such calendar year under the foregoing provisions shall be prorated in proportion to the portion of such calendar year falling within the term. The expiration of the term prior to the end of such calendar year shall not impair Tenant's obligation to pay such prorated portion as aforesaid.

                  C. Periodic Advance Payments of Additional Rent. Notwithstanding the foregoing provisions of this Paragraph to the contrary, Landlord shall have the right, at its option, to make from time to time during the term a reasonable estimate of the Additional Rent which may become due hereunder with respect to any calendar year, and to require Tenant to pay to Landlord, at the time the monthly installments of Base Annual Rent are payable, an amount equal to the sum obtained by dividing the estimate of the Additional Rent by the


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number of months remaining in such year. Landlord shall cause the actual amount of Tenant's share of the Annual Operating Expenses to be computed and certified by Landlord to Tenant within one hundred and twenty (120) days following the end of such calendar year, and Tenant or Landlord, as the case may be, shall within fifteen (15) days of receipt of the certification thereof pay to the other the amount of any deficiency or overpayment then due from one to the other. In lieu thereof, at Landlord's option, Landlord may credit Tenant's account for any overpayment. Tenant shall have the right to inspect the books and records used by Landlord in calculating the Annual Operating Expenses, Leased Space Electricity Charge, and Water and Sewer Charges within sixty (60) days of receipt of the certification during regular business hours after having given Landlord written notice at least forty-eight (48) hours prior thereto; provided, however, that Tenant shall make all payments of Additional Rent without delay, and that Tenant's obligation to pay such Additional Rent shall not be contingent on any such right. During such sixty (60) day period following receipt of the certification, Tenant shall have the right to object to the rental adjustment determination set forth therein by submitting another notice to Landlord specifying the ways in which the Landlord's interpretation is incorrect. If within thirty (30) days thereafter, no settlement is reached, the disputed certification and rental adjustment will be referred to a certified public accounting firm selected by Landlord, and approved by Tenant, for final determination. If the determination results in a variance of two percent (2%) or less in the rental adjustment, Tenant shall pay the expenses involved in such determination. Landlord shall be obligated to pay the expenses


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involved in such determination if the result is a variance of greater than two percent (2%).

      4. LATE PAYMENT CHARGE. If Tenant fails to pay Base Annual Rent or Additional Rent within ten (10) days from the date on which each is due and payable, such unpaid amounts will be subject to a late payment charge equal to five percent (5%) of such unpaid amounts, or $100.00, whichever is greater ("Late Payment Charge"). This late payment charge is intended to compensate Landlord for its additional administrative costs resulting from Tenant's failure, and has been agreed upon by Landlord and Tenant, after negotiation, as a reasonable estimate of the additional administrative costs which will be incurred by Landlord as a result of Tenant's failure. The late payment charge will constitute liquidated damages and will be paid to Landlord together with such unpaid amounts. In addition, any unpaid Base Annual Rent or Additional Rent which is not paid when due will accrue interest ("Late Payment Interest") at a rate of one and one-half percent (1 1/2%) per month (but in no event in an amount in excess of the maximum rate allowed by applicable law) from the date on which it was due until the date on which it is paid in full with accrued interest. The receipt of this late payment charge will not constitute a waiver by Landlord of any default by Tenant under this Lease.

      5. CONSTRUCTION OF LEASED SPACE. Landlord shall, unless it shall be specifically marked to the contrary, without cost to Tenant, complete that portion of the construction and other items of work in the Leased Space described as "Landlord's Work" in Exhibit "B" attached hereto, in a good and workmanlike manner.


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            If, at Tenant's request, Landlord performs any items of work or furnishes any materials which it is not required to perform or furnish under Exhibit "B", Tenant shall pay Landlord for such additional work and materials promptly upon presentation of bills therefor.

      6. TENANT'S ALTERATIONS. Tenant shall make no alterations, additions or improvements to the Leased Space without the consent of Landlord, which consent shall not be unreasonably withheld or delayed. All such approved alterations, additions or improvements shall become a part of the Leased Space when made and shall remain upon and be surrendered with the Leased Space at the end of the term, provided, however, if at the termination of this Lease by lapse of time or otherwise, Landlord so directs by written notice to Tenant, the Tenant shall promptly remove the alterations, additions, improvements or installations which were placed in the Leased Space by Tenant and which are designated in said notice. Tenant shall repair any damage occasioned by such removal, and, in default thereof, Landlord may effect said removals and repairs at Tenant's expense.

      7. MECHANICS' LIENS. Prior to Tenant performing any construction or any other work on or about the Leased Space for which a lien could be filed against the Leased Space or the Building, Tenant shall enter into a written waiver of liens agreement with the contractor who is to perform such work, and such written agreement shall be filed, in accordance with the Pennsylvania Mechanics' Lien Law of 1963, as amended, prior to the commencement of such work. Notwithstanding the foregoing, if any mechanics' or other lien shall be filed against the Leased Space or the Building purporting to be for


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labor or material furnished or to be furnished at the request of Tenant, then
Tenant shall at its expense cause such lien to be discharged of record by payment, bond or otherwise, within thirty (30) days after the filing thereof. If Tenant shall fail to cause such lien to be discharged of record within such period, Landlord may cause such lien to be discharged by payment, bond or otherwise, without investigation as to the validity thereof or as to any offsets or defenses thereto, and Tenant shall, upon demand, reimburse Landlord for all amounts paid and costs incurred, including attorneys' fees, in having such lien discharged of record.

      8. CONDITION OF LEASED SPACE. Tenant acknowledges and agrees that, except as expressly set forth in this Lease, there have been no representations or warranties made by or on behalf of Landlord with respect to the Leased Space or the Building or with respect to the suitability of either for the conduct of Tenant's business. The taking possession of the Leased Space by Tenant shall conclusively establish that the Leased Space and the Building were at such time in satisfactory condition, order and repair.

      9. LANDLORD'S SERVICES. So long as Tenant is not in default under any of the provisions of this Lease, Landlord shall provide, within its standards on each item, the following services and facilities:

            A. Maintain and repair the common areas, roof and structure, and exterior of the Building in good condition. In the event that any such maintenance is required by reason of the negligence or abuse of Tenant or its agents, employees, invitees or of any other person using the Building with Tenant's consent, expressed or implied,


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Landlord may perform such maintenance and add the cost thereof to the first installment of Rent which will thereafter become due, unless Landlord shall have actually recovered such cost through insurance proceeds.

            B. Maintain and keep the parking area of the Building, drainage above and below ground, sidewalks and exterior common areas in good condition, illuminated during normal twilight and evening business hours, clean and reasonably free of debris, ice and snow.

            C. Maintain landscaping and lawns including grass cutting, mulching and shrub trimming.

            D. Provide periodic cleaning of outside and inside of exterior window panes and other exterior glass.

            E. Provide, in common with other tenants, potable water and sanitary sewer service to the Leased Space.

            F. Cause electrical service to be provided to Tenant's assigned meter socket located in Landlord's electrical switchgear room whereupon, upon Tenant's contracting with the local electrical utility company ("PECO"), PECO shall cause to have a meter installed which, at Tenant's expense, will have electricity caused to be furnished to and for use within the Leased Space, including the operating of the heating and cooling system therein.

            G. Provide an air conditioning (cooling) and heating system for the Leased Space (but not the electricity required to operate the system). Tenant agrees to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of the air conditioning and heating system.


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            H. Maintenance of standard hardware and venetian blinds installed in the Leased Space by Landlord. Should Landlord institute a master keying system for the Building, Landlord shall pay for the initial rekeying of locks and, thereafter, should locks be re-keyed at Tenant's initiative, such changes shall be accomplished through Landlord and Landlord's locksmith and Tenant shall pay the reasonable charges thereof.

            I. Perform the following janitorial services:

                  a. Vacuuming floors and emptying the waste paper receptacles;

                  b. Cleaning of floor, walls, sinks and toilet bowls in restrooms;

                  c. Dusting of cleared areas on desk tops and side and front panels of desks, tables and chairs;

                  d. Supply and replenishment of paper hand towels and toilet tissue in restrooms;

                  e. Replace light bulbs, tubes and ballasts;

                  f. Clean and periodically wax composition tile floors.

            J. Make all repairs necessary to maintain the plumbing, heating, air conditioning, electrical systems, equipment and apparatus appurtenant thereto or used in connection therewith, excluding repairs to any non-Building standard fixtures or other improvements installed or made by or at the request of Tenant and requiring unusual or special maintenance. In the event that any such repair is required by reason of the negligence or abuse of Tenant or its agents, employees, invitees or of any other person using the Building with Tenant's consent, express or implied, Landlord may perform such repairs and add the cost


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thereof to the first installment of Rent which will thereafter become due, unless Landlord shall have actually recovered such costs through insurance proceeds.

            K. It is understood that Landlord does not warrant that any of the services referred to in this Section 9 will be free from interruption by reason of strike, accident, emergency or any other causes beyond the reasonable control of Landlord. No interruption of service shall ever be deemed an eviction or disturbance of Tenant's use and possession of the Leased Space or any part thereof, or confer any benefits or rights in third parties, or render Landlord liable to Tenant for damages or relieve Tenant from performance of Tenant's obligations under this Lease. Notwithstanding anything in this Lease to contrary, if Tenant is unable to use the Leased Space for its intended purpose for a period of ninety (90) days as a result of such interruption of service or as result of any other cause other than a cause which would be deemed a default by Tenant under this Lease, then Tenant may terminate this Lease and shall have no further obligations hereunder other than those obligations Tenant would have had if the Lease expired at the end of the Term

            L. Landlord shall not be liable in damages or otherwise for temporary delay or temporary failure in furnishing any of the foregoing services or facilities but only to the extent Tenant is able to operate its business without interruption without such services. Landlord's liability in this case shall be limited to the amount of Rent plus Additional Rent pertaining to the period of such interruption.


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      10. ASSIGNMENT AND SUBLETTING. Tenant shall have no right to sublet or assign all or any part of the Leased Space without the advance consent in writing of Landlord; provided, however:

            A. That any money or other economic consideration to be received by Tenant as a result of such subletting or assignment, whether denominated as rent, or as payment for fixtures, or otherwise, which exceeds, in the aggregate the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the Leased Space subject to the sublease or assignment) shall be payable to Landlord as Additional Rent under this Lease without affecting or reducing any obligation of Tenant hereunder.

            B. Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant hereunder.

            C. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof.

            D. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.

            E. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor.

            F. If Tenant defaults under the terms and conditions of this Lease at such time that all or part of the Leased Space are then


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assigned or sublet, Landlord may collect directly from the assignee or subtenant all rents becoming due to Tenant under the assignment or sublease and apply such rents against any sums due to Landlord by Tenant under this Lease, and Tenant hereby authorizes and directs such assignee or subtenant to make such payments of rent to Landlord upon receipt of notice from Landlord. Such collection of rent by Landlord shall not constitute a novation or a release of Tenant from its liability under the terms and conditions of this Lease.

            G. If Tenant requests Landlord's consent to an assignment of the Lease or subletting of all or part of the Leased Space, it shall submit to Landlord a true, complete and legible copy of the proposed sublease or assignment. Landlord shall have the option, to be exercised within thirty (30) days thereafter, to cancel the within Lease as of the commencement date stated in the above-mentioned assignment or sublease and to enter into a direct lease with such assignee or subtenant. If Landlord elects to cancel the within Lease as stated, then, the term, tenancy, and occupancy of the Leased Space shall terminate as though the cancellation date was the original termination date of this Lease.

            H. If the Landlord shall not exercise its right within the terms set forth in Subparagraph G above, its consent to any such proposed assignment or subletting shall not be unreasonably withheld or delayed.

            I. Notwithstanding the foregoing, Tenant, upon appropriate notice to Landlord, may assign this Lease, or sublet all or part of the Leased Space to a parent, an affiliate, a wholly-owned subsidiary or a successor by merger, consolidation, or division without the consent of


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Landlord; however, prior written notice of the assignment or sublet shall be given by Tenant to Landlord.

      11. ACCESS TO LEASED SPACE. Landlord, its employees and agents shall have the right to enter the Leased Space at all reasonable times for the purpose of examining or inspecting the same, showing the same to prospective purchasers or tenants of the Building, or mortgagees, and making such alterations, repairs, improvements or additions to the Leased Space or to the Building as Landlord may deem necessary or desirable. Except in case of emergency, any such entry shall be after reasonable notice to Tenant. If representatives of Tenant shall not be present to open and permit entry into the Leased Space at any time when such entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key (or forcibly in the event of an emergency) without liability to Tenant and without such entry constituting an eviction of Tenant or termination of this Lease.

      12. REPAIRS.

            A. Landlord shall make, at its sole cost and expense, all repairs necessary to maintain the plumbing, air conditioning and electrical systems, windows, floors, and all other items which constitute a part of the Leased Space and are installed or furnished by Landlord as well as repairs necessary to maintain the roof, exterior walls, parking lot, grounds, site lighting and common areas; provided, however, that Landlord shall not be obligated for any of such repairs until the expiration of a reasonable period of time after written notice from Tenant that such repair is needed, except roof defects resulting in damage to the Leased Space in which case all repairs shall be expedited. In no event shall Landlord be obligated to repair any


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damage caused by any act, omission or negligence of the Tenant or its employees, agents, invitees, licensees, subtenants, or contractors and Tenant shall be solely liable for such repairs at Tenant's sole cost and expense.

            B. Except as the Landlord is obligated for repairs as provided above, Tenant shall make, at its sole cost and expense, all repairs necessary to maintain the Leased Space and shall keep the Leased Space and the fixtures therein in neat and orderly condition. If the Tenant refuses or neglects to make such repairs, or fails to diligently prosecute the same to completion, after written notice from Landlord of the need therefor, Landlord may make such repairs at the expense of Tenant and such expense shall be collectible as Additional Rent.

            C. Landlord shall not be liable by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations, additions or improvements in or to the Leased Space or the Building or to any appurtenances or equipment therein; however, Landlord agrees to use its best efforts to avoid all such interference, damage or injury.

      13. SURRENDER OF LEASED SPACE. At the end of the term of this Lease, Tenant shall surrender the Leased Space to Landlord, together with all alterations, additions and improvements thereto, in broom clean condition and in good order and repair except for ordinary wear and tear and damage for which Tenant is not obligated to make repairs under this Lease. Subject to Paragraph 6 hereof, Tenant shall have the right at the end of the term hereof to remove any unattached moveable equipment, furniture, trade fixtures or other personal property placed


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in the Leased Space by Tenant, provided that Tenant promptly repairs any damage to the Leased Space caused by such removal. Tenant shall repair all damage to the Leased Space caused by such removal and restore the Leased Space to the condition in which it was prior to the installation of the items so removed less reasonable wear and tear. Tenant shall surrender the Leased Space to Landlord at the end of the term hereof, without notice of any kind, and Tenant waives all right to any such notice as may be provided under any laws now or hereafter in effect in Pennsylvania. If Tenant shall fail to remove any of its equipment, furniture, trade fixtures or other personal property Landlord may remove and store the same at the expense of Tenant or sell the same on behalf of Tenant at public or private sale in such manner as is commercially reasonable with any proceeds thereof to be first applied to the costs and expenses, including attorney's fees, of the storage and sale and the payment of any amounts owed hereunder by the Tenant.

      14. INDEMNIFICATION AND INSURANCE; WAVER OF SUBROGATION. Tenant covenants and agrees that it shall, without notice or demand and at its own cost and expense, indemnify and save harmless Landlord against and from, and Landlord shall not be liable to Tenant for, any and all claims by or on behalf of any person arising in any manner whatsoever from, out of, or in connection with (a) the use and occupancy of the Leased Space by Tenant, its agents, employees and invitees, (b) any failure by Tenant to perform any of the terms or conditions of this Lease required to be performed by Tenant, (c) any failure by Tenant to comply with any statutes, regulation, ordinances or orders of any governmental authority or (d) any accident, death, injury, or damage,


HEALTHDRIVE LEASE 09/20/96             19
loss or theft of property in or about the Leased Space (whether involving property belonging to Tenant or any other person), resulting from or based upon the act, omission, fault, negligence or misconduct of Tenant, its employees, agents or independent contractors except to the extent caused by the negligence, fault or misconduct of Landlord, its employees, agents or independent contractors, and from and against all costs, attorney fees, expenses and liabilities incurred in or as a result of any such claim or action or proceeding brought against Landlord by reason of any such claim, Tenant upon notice from Landlord, covenants to resist or defend such action or proceeding by legal counsel reasonably satisfactory to Landlord.

            Landlord shall defend and indemnify Tenant and save Tenant harmless from and against any and all losses, claims, liability, expenses and damages which either directly or indirectly, in whole or in part, arise out of or result from (I) the negligence or willful misconduct of Landlord, its agents, contractors or employees; (ii) judgements, citations, fines or other penalties rendered or assessed against Tenant (with the exception of any claims under any worker's compensation laws) as a result of Landlord's failure to comply with all federal, state and local laws, safety and health regulations relating to any portion of the Building or the common areas which Landlord has assumed the duty to maintain pursuant to this Lease, provided that Tenant agrees to give Landlord prompt notice of any such violation asserted by any governmental agency; and
(iii) the breach of any provision of this Lease by Landlord, its agents, contractors or employees.


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

            A. Nothing in this Paragraph 14 is intended to require indemnification for any property claim for which insurance is required to be maintained under the terms of this Lease. The rights and obligations of Landlord and Tenant under this Paragraph 14 shall survive the expiration or earlier termination of this Lease.

            Tenant shall keep in force public liability insurance with respect to the Leased Premises, including contractual insurance with respect to the covenants and agreement above, with companies qualified to do business in the Commonwealth of Pennsylvania, and in form acceptable to Landlord to afford protection of not less than a combined limit of One Million Dollars ($1,000,000) with respect to personal injury or death and property damage, and naming as the insured Landlord, Tenant and the beneficiaries of any encumbrances now or in the future affecting the Building and providing thirty (30) days notice of cancellation or reduction in scope or amount of coverage. Copies of such policies shall be delivered to Landlord.

            Each party hereto waives any and every claim which arises or which may arise in its favor and against the other party hereto during the Term of this Lease or any extension or renewal thereof for any and all loss of or damage to any of its property located within or upon or constituting a part of the Building, to the extent that such loss or damage is recovered under an insurance policy or policies and to the extent such policy or policies contain provision permitting such waiver of claims. Each party agrees to request its insurers to issue policies containing such provisions.

      15. DAMAGE AND DESTRUCTION. If the Leased Space or the Building are damaged by fire or other casualty, Landlord will give Tenant notice


HEALTHDRIVE LEASE 09/20/96             21
of the time which will be needed to repair such damage, as determined by Landlord in its sole discretion, and the election (if any) which Landlord has made according to this Paragraph 15. Such notice will be given as soon as reasonably possible, but in any event before the thirtieth (30th) day (the "Notice Date") after the fire or other casualty.

            A. If the Leased Space or the Building are damaged by fire or other insured casualty to an extent which may be repaired within ninety (90) days after the commencement of repair, as determined by Landlord, Landlord will repair the damage within ninety (90) days after the Notice Date. In that event this Lease will continue in full force and effect except that all Rent will be abated on a pro rata basis from the date of the fire or other insured casualty until the date of the completion of such repairs (the "Repair Period") based on the rentable area of the Leased Space of whose use the Tenant is deprived during the Repair Period. In the event that repairs are not substantially completed within the aforesaid ninety (90) day period, Tenant may cancel this Lease at the expiration of said ninety (90) day period by written notice to Landlord, however, Landlord shall have five (5) business days after receipt of the notice to complete the repairs to Tenant's reasonable satisfaction.

            B. If the Leased Space or the Building are damaged by fire or other insured casualty to an extent which may not be repaired within ninety (90) days after the commencement of repair, as determined by Landlord, then (i) Landlord may cancel this Lease as of the date of such damage by written notice given to Tenant on or before the Notice Date, or (ii) Tenant may cancel this Lease as of the date of such


HEALTHDRIVE LEASE 09/20/96             22
damage by written notice given to Landlord within ten (10) days after Landlord's delivery of a notice that the repairs cannot be made within such ninety (90) day period. Upon the termination of this Lease pursuant to the terms of this Paragraph 15.B., Tenant's liability for Rent shall cease as of the date of the casualty. If neither Landlord nor Tenant so elects to cancel this Lease, Landlord will repair the Building and Leased Space and Rent will be abated on a pro rata basis during the entire Repair Period based on the rentable area of the Leased Space of whose use Tenant is deprived during the Repair Period.

            C. If the Leased Space or the Building are damaged by an uninsured casualty, Landlord will have the option to repair such damage according to the provisions and subject to the rights of Tenant contained in subparagraph A and B above, as applicable, or cancel this Lease as of the date of such casualty by written notice to Tenant on or before the Notice Date. If any such damage by fire or other casualty is the result of the willful conduct or negligence or failure to act of Tenant, its agents, contractors, employees or invitees, there will be no abatement of Rent as otherwise provided for in this Paragraph 15.

            D. Landlord will not be obligated to repair any improvements in excess of those installed by Landlord in connection with initial occupancy of the Leased Space by Tenant, but will be obligated to repair any improvements made by Tenant to the Leased Space to which the Landlord has consented, in which Landlord has an insurable interest, and which have been added to Landlord's fire and extended coverage insurance policy.

      16. CONDEMNATION. If the Leased Space or any material part (i.e., ten percent (10%) or more of the rentable area of the Leased


HEALTHDRIVE LEASE 09/20/96             23

Space) thereof shall be condemned for public use, then and in that event, upon the vesting of title to the same for such public use, this Lease shall terminate, anything herein contained to the contrary notwithstanding, except that Tenant shall have the right to prove and collect the value of the leasehold improvements paid for by Tenant, including moving expenses. In the event of such termination of this Lease, all rent paid in advance shall be apportioned as of the date of such termination. Notwithstanding the foregoing, if less than ten percent (10%) of the Leased Space shall be so taken, Tenant shall retain the part not so taken and there shall be a proportional reduction in the rent. All compensation awarded or paid upon such a total or partial taking of the Leased Space shall belong to and be the property of Landlord without any participation by Tenant, provided, however, that nothing contained herein shall be construed to preclude the Tenant from prosecuting any claim directly against the condemning authority in such condemnation proceedings for loss of business, or depreciation to, damage to, or cost of removal of, or for the value of stock, trade fixtures, furniture, and other personal property belonging to Tenant; provided, however, that no such claim shall diminish or otherwise adversely affect Landlord's award or the award of any mortgagee.

      17. ESTOPPEL CERTIFICATES. Either party shall, at any time and from time to time within ten (10) days following written request from the other, execute, acknowledge and deliver to the requesting party a written statement certifying that this Lease is in full force and effect and unmodified (or, if modified, stating the nature of such modification), certifying the date to which the rent reserved hereunder


HEALTHDRIVE LEASE 09/20/96             24
has been paid, and certifying that there are not, to the certifying party's knowledge, any uncured defaults (or acts or omissions which would be defaults but for the pendancy of any grace or cure period under Paragraphs 19 and 20 below) or unpaid charges on the part of the other party, or specifying such defaults or unpaid charges if any are claimed. Any such statement may be relied upon by any lending institution or by any prospective purchaser or mortgagee of all or any part of the Building or land on which the Building is situate. The failure to deliver such statement within said ten (10) day period shall be conclusive evidence that this Lease is in full force and effect and unmodified, and that there are no uncured defaults in the requesting party's performance hereunder.

      18. TENANT'S DUTY TO OCCUPY. During the term of this Lease, including any extensions and renewals, Tenant has the absolute duty to occupy and use the Leased Space continuously, carrying on Tenant's business in a diligent, assiduous and energetic fashion.

      19. DEFAULT. The following shall constitute defaults by Tenant:

            A. Failure to pay Rent or other payments required of Tenant, or any portion thereof to Landlord;

            B. Failure to perform or observe any agreement, condition, or obligation of the Tenant to Landlord;

            C. If any person shall levy upon, take, or attempt to take Tenant's leasehold interest or any part of it or personal property of Tenant upon execution, attachment or other process of law;

            D. If the premises shall be deserted, vacated, abandoned, or business operations shall not be conducted in accordance with Tenant's duty to occupy;


HEALTHDRIVE LEASE 09/20/96             25

            E. If this Lease or any interest in it shall by operation of law devolve upon or pass to any person or persons other than Tenant;

            F. If Tenant becomes embarrassed or insolvent, or makes an assignment for the benefit of creditors, or if a petition in bankruptcy is filed by or against Tenant or a bill in equity or other proceedings for the appointment of a receiver for Tenant is filed, or if proceedings for reorganization or for composition with creditors under any state or federal law are instituted by or against Tenant.

      20. GRACE PERIOD. Excepting the Late Payment Charge and Late Payment Interest, prior to exercising any remedies under this Lease, Landlord shall give Tenant ten (10) days written notice of any monetary default and thirty (30) days written notice of any non-monetary default, together with the opportunity to cure any default within such time periods, provided, however, that Landlord shall not be required to give Tenant notice of monetary defaults or notice of a repeated non-monetary default (or similar non-monetary default) more than two
(2) times in any twelve (12) month period prior to having the right to resort to all remedies available to Landlord for a default by Tenant under this Lease.

      21. REMEDIES. In the event of a default by Tenant, Landlord's remedies shall include any one or more of the following:

            A. The present value of the Rent for the entire unexpired balance of the Term of this Lease, as well as other charges, payments, costs and expenses agreed to be paid by Tenant, in addition to any and all installments of Rent already due, and/or any other charge, expense or cost agreed to be paid by Tenant which may be due and payable and in arrears, shall be due and payable as if by the terms and provisions of


HEALTHDRIVE LEASE 09/20/96             26
this Lease the whole balance of unpaid Rent and other charges, payments, taxes, costs and expenses were on that date payable in advance; and if this Lease or any part is assigned, or if the premises or any part is sublet, Tenant hereby irrevocably constitutes and appoints Landlord/Tenant's agent to collect the Rents due by such assignee or sublessee and apply the same to the Rent due without in any way affecting Tenant's obligation to pay any unpaid balance of Rent due hereunder;

            B. In the event of any of the foregoing at any time at the option of Landlord, this Lease and the Term hereby created shall terminate and become absolutely void without any right on the part of Tenant to save the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken;

            C. Landlord may without notice or demand enter the Leased Space, breaking open locked doors if necessary to effect entrance, without liability for damages for such entry or for its manner, for the purpose of taking possession of the Leased Space; and Tenant hereby releases and discharges Landlord, and its agents from all claims, actions, suits, damages and penalties, for or by reason or on account of any such entry. In the case of any such entry, Landlord shall give Tenant simultaneous or advance written notice of such entry and shall, thereafter, allow Tenant a five (5) day period after the giving of such notice, within which to remove its property from the Leased Space.

            D. Landlord may lease the Leased Space or any part or parts of it to such person or persons as may in Landlord's discretion seem best on such terms, including rentals, as are commercially reasonable


HEALTHDRIVE LEASE 09/20/96             27
and Tenant shall be liable for any loss of Rent for the balance of the then current term.

      22. CONFESSIONS OF JUDGEMENT. After a default under this Lease and following the expiration of any applicable grace and notice periods, Landlord shall have the following rights which are in addition to those rights otherwise set forth in this Lease:

            A. Possession; CONFESSION OF JUDGEMENT. FOR THE PURPOSE OF OBTAINING POSSESSION OF THE LEASED SPACE, TENANT HEREBY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, AS ATTORNEY FOR TENANT AND ALL PERSONS CLAIMING UNDER OR THROUGH TENANT (i) TO SIGN AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION IN EJECTMENT FOR POSSESSION OF THE LEASED SPACE, AND/OR (ii) TO APPEAR FOR AND CONFESS JUDGEMENT AGAINST TENANT FOR POSSESSION OF THE LEASED SPACE, AND
AGAINST ALL PERSONS CLAIMING UNDER OR THROUGH TENANT, IN FAVOR OF LANDLORD, FOR RECOVERY BY LANDLORD OF POSSESSION THEREOF, FOR WHICH THIS AGREEMENT OR A COPY HEREOF VERIFIED BY AFFIDAVIT, SHALL BE A SUFFICIENT WARRANT; AND THEREUPON A WRIT OF POSSESSION MAY IMMEDIATELY ISSUE FOR POSSESSION OF THE LEASED SPACE, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER AND WITHOUT ANY STAY OF EXECUTION.

            If for any reason after such action set forth herein has been commenced it shall be discontinued or suspended, or possession of the Leased Space shall remain in or be restored to Tenant, Landlord shall have the right for the same default or any subsequent default to bring an action in ejectment and/or an action to confess judgement for possession of the Leased Space therein before or after the institution of proceedings to enforce the Lease, or after entry of judgement


HEALTHDRIVE LEASE 09/20/96             28
therein, it being the understanding of the parties that the authorization to pursue such proceedings for obtaining possession and confession of judgement therein is an essential part of the remedies for enforcement of the Lease. The foregoing warrants and powers to confess judgement shall not be deemed to have been exhausted by any single exercise thereof, whether or not such exercise shall be held by any court to be invalid, voidable or void, but may be exercised from time to time, as often as Landlord shall elect, until all defaults under this Lease have been cured and all sums payable or that may become payable by Tenant have been paid in full.

      23. WAIVER. The failure or delay on the part of either party to enforce or exercise at any time any of the terms and conditions of this Lease shall in no way be construed to be a waiver thereof, nor in any way to affect the validity of this Lease or any part hereof, or the right of the party to thereafter enforce each and every term or condition. No waiver of any breach of this Lease shall be held to be a waiver of any other or subsequent breach. The receipt by Landlord of Rent at a time when the Rent is in default under this Lease shall not be construed as a waiver of such default. The receipt by Landlord of a lesser amount than the Rent due shall not be construed to be other than a payment on account of the Rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the Rent due or to pursue any other remedies provided in this Lease. No act or thing done by Landlord or Landlord's agents or employees during the term of this Lease shall be deemed an acceptance of a surrender of the Leased


HEALTHDRIVE LEASE 09/20/96             29

Space, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

      24. RIGHT OF ASSIGNEE OF LANDLORD. The right to enter judgement against Tenant and to enforce all of the other provisions of this Lease may, at the option of any assignee of this Lease, be exercised by any assignee of the Landlord's right, title and interest in this Lease in his, her, their or its own name, and Tenant hereby expressly waives the requirements of any and all laws regulating manner and/or form in which such assignments shall be executed and witnessed.

      25. REMEDIES CUMULATIVE. All of the remedies herein given to Landlord and all rights and remedies given to it by law and equity shall be cumulative and concurrent. No termination of this Lease or the taking or recovering of the premises shall deprive Landlord of any of its remedies or actions against the Tenant for Rent due at the time or which, under its terms, would in the future become due as if there had been no termination, nor shall the bringing of any action for Rent or breach of covenant, or the resort to any other remedy herein for the recovery of Rent be construed as a waiver of the right to obtain possession of the premises.

      26. QUIET ENJOYMENT. If and so long as Tenant pays the Rent reserved hereunder and observes and performs all the terms and conditions on Tenant's part to be observed and performed hereunder, Tenant shall and may peaceably and quietly have, hold and enjoy the Leased Space for the entire term hereof, subject to all of the provisions of this Lease.

      27. FORCE MAJEURE. Time periods for Tenant or Landlord's performance of Tenant or Landlord's obligations under any of the terms


HEALTHDRIVE LEASE 09/20/96             30
of this Lease shall be extended for periods of time not exceeding ninety (90) consecutive days during which the Tenant or Landlord's performance is prevented due to circumstances beyond Tenant or Landlord's control, including without limitation, strikes, embargoes, governmental regulations, acts of God, war or other strife. Notwithstanding any inference to the contrary contained herein, the provisions of this Paragraph shall not be applicable to Tenant's obligation to pay all Rents and other sums as are required by the terms of this Lease, it being intended that lack of funds shall not be an event beyond Tenant's control.

      28. SUCCESSORS. The respective rights and obligations provided in this Lease shall bind and shall inure to the benefit of the parties hereto, and their successors and assigns, subject to Paragraph 10.

      29. GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

      30. HOLDING OVER. If Tenant shall, with the consent of Landlord, hold over after the expiration of the term hereof, such tenancy shall be deemed a month-to-month tenancy, which tenancy may be terminated as provided by applicable state law. During such tenancy, Tenant agrees to pay Landlord the fair market value for the Leased Space, as reasonably determined by Landlord, and to be bound by all the terms and conditions herein. If Landlord shall not give consent to such hold over by Tenant, such tenancy may be terminated as above provided, and until Tenant has vacated the Leased Space, it agrees to pay to Landlord Rent at a monthly rental one and one-half times the rate, including Base Annual Rent and Additional Rent, charged to Tenant at the expiration of the term of this Lease.


HEALTHDRIVE LEASE 09/20/96             31

      31. SUBORDINATION. This Lease is and shall be subject and subordinate to all mortgages which may now or hereafter be secured upon the Building, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required by any lessor or mortgagee, but in confirmation of such subordination, Tenant shall execute and return to lessor or mortgagee, as the case may be, within ten (10) days after written request, any certificate that Landlord may reasonably require acknowledging such subordination. Notwithstanding the foregoing, Landlord agrees that any such subordination shall not affect Tenant's right to possession of the Leased Space so long as Tenant is in full compliance with the terms of this Lease and that any certificate required by this Paragraph 34 shall acknowledge such right of Tenant and, provided further, that Tenant shall attorn to the party holding the instrument to which this Lease is subordinate and shall execute, acknowledge and deliver any instrument that has for its purposes and effect the confirmation of such attornment.

      32. NOTICES. All notices or other communications required or permitted under the terms and conditions of this Lease shall be in writing, and shall be
(1) delivered in person, (2) sent by United States Registered or Certified Mail, postage prepaid, return receipt requested, or (3) sent by private courier guaranteeing next day delivery, addressed as follows:

                   As to Tenant:
                         HealthDrive Corporation
                         Attention: Michael Kaplan, CFO
                         25 Needham Street
                         Newton, MA 02161-1615


HEALTHDRIVE LEASE 09/20/96             32

                   As to Landlord:
                         928 Jaymor Road Associates, L.P.
                         33 Rock Hill Road
                         Suite 200
                         Bala Cynwyd, PA 19004

            Either party may at any time, in the manner set forth for giving notices to the other, designate a different address to which notices to it shall be sent.

            Any period of time designated in a notice shall start from the date of receipt, except that such period shall start five (5) days from the date of mailing if delivery of the notice is not accepted by the party to whom it is addressed.

      33. BROKERS. Landlord represents and warrants to Tenant that Landlord has not dealt with any broker or agent in connection with the negotiation for or the obtaining of this Lease, other than GMH Realty, Inc. and Blough Realty, Inc. ("Active Broker"). Landlord agrees to indemnify and hold Tenant harmless from and against all cost, liability or claim for commission or other compensation by any broker or agent claiming to be employed by Landlord with respect to the Leased Space.

            Tenant represents and warrants to Landlord that Tenant has not dealt with any broker or agent in connection with the negotiation for or the obtaining of this Lease, other than Active Broker, and Tenant agrees to indemnify and hold Landlord harmless from and against any and all cost, liability or claim for commission or other compensation by any broker or agent, other than Active Broker, claiming to be employed by Tenant or claiming to have called the Leased Space to Tenant's attention.


HEALTHDRIVE LEASE 09/20/96             33

      34. SIGNS. Tenant shall not, without the prior written consent of Landlord, paint, place or erect any sign on the exterior doors or walls of the Leased Space.

            Tenant's presence in the Building will be indicated at Landlord's sole cost and expense, by the placing of Tenant's name and suite number on the Building directory located in the landscaped area of the parking area of the Building and by affixing of Building Standard identification and suite number signs, or, at Tenant's sole cost and expense, Tenant's logo and/or logotype sign, to or adjacent to the entrance to the Leased Space.

      35. RENT CONTROL. If pursuant to any existing or future laws, rules or regulations, the Base Annual Rent, Additional Rent, or any portion thereof shall be uncollectable or unchargeable, then the provisions of this Lease shall be deemed amended so as to be consistent with such laws, rules or regulations. To the extent not prohibited by law, at such time as such laws, rules or regulations shall be removed, declared inapplicable or repealed, Tenant shall pay Landlord as Additional Rent the amount of Rent that would have been payable hereunder had such law, rule or regulation not been applied hereto. The provisions of this Paragraph shall survive the expiration of this Lease.

      36. SECURITY DEPOSIT. Tenant has deposited with Landlord the sum of $1,649.00 as security for the performance by Tenant of the terms of this Lease. Landlord may use any part of the security to satisfy any default of Tenant and any expenses arising from such default including, but not limited to, any demands or Rent deficiency before or after reentry by Landlord. If Tenant shall comply fully with the terms of


HEALTHDRIVE LEASE 09/20/96             34
this Lease, the security shall be returned to Tenant after the date fixed as the end of this Lease. Tenant shall not be entitled to any interest on the aforesaid security. If Landlord utilizes any of the security in curing a default on the part of Tenant, Tenant shall immediately pay Landlord the amount necessary to restore the security to its original amount.

      37. LANDLORD'S LIABILITY. If the Leased Space or the Building is transferred or conveyed, Landlord shall be relieved of all covenants and obligations under this Lease arising after such transfer or conveyance, provided that notice of said transfer or conveyance is given to Tenant by Landlord, and further provided that such transferee succeeds to and is bound by the covenants and obligations of Landlord contained in this Lease.

      38. RULES AND REGULATIONS. Tenant agrees to comply with the rules and regulations established by Landlord from time to time, which Landlord agrees will be applied uniformly to all tenants. The existing rules and regulations are attached hereto as Exhibit "C".

      39. LITIGATION. In the event that Landlord shall without fault on its part be made a party to any litigation commenced by or against Tenant, then, and to such extent, Tenant shall protect and hold Landlord harmless from and against any liability arising therefrom, and shall pay all of Landlord's costs, expenses and attorney's fees.

            In the event that Tenant shall without fault on its part be made a party to any litigation commenced by or against Landlord, then, and to such extent, Landlord shall protect and hold Tenant harmless from and against any liability arising therefrom, and shall pay all of Tenant's costs, expenses and attorney's fees.


HEALTHDRIVE LEASE 09/20/96             35

      40. ENVIRONMENTAL COMPLIANCE.

            A. Tenant shall use and occupy the Leased Space and conduct its business and operations thereupon in full compliance with all applicable statutes, codes, rules, regulations and ordinances, as they may change from time to time, pertaining to the protection of the environment and to hazardous substances and hazardous wastes as those terms may be defined from time to time in such statutes, codes, rules, regulations and ordinances ("Environmental Laws"). Tenant shall indemnify, defend and hold harmless Landlord from and against any and all claims, demands, judgements, suits, liens, actions and other proceedings arising out of or relating to the removal, remediation, corrective action or clean up of any hazardous waste or hazardous substance as defined in the Environmental Laws or any other proceedings or actions threatened, or brought for the enforcement of any Environmental Laws now or hereafter applicable to Tenant's Leased Space and resulting from or arising out of Tenant's use, operation and occupation thereof arising after the Commencement Date of this Lease. Such indemnification shall include, but not be limited to, cost of investigation, engineering fees, attorney's fees cost of remediation and clean up and future maintenance.

            B. Except for medical or infectious medical waste, and subject to the provisions of Subparagraph A above, Tenant shall not use the Building and/or the Leased Space or any part thereof, for the purpose of treating, producing, handling, transferring, processing, transporting, disposing, using or storing a toxic substance. Tenant shall arrange for the disposal of all medical or infectious medical waste by a company licensed in and by the Commonwealth of Pennsylvania


HEALTHDRIVE LEASE 09/20/96             36
to dispose of such waste in accordance with all applicable laws, ordinances and regulations.

      41. CAPTIONS. The titles to paragraphs of this Lease are for convenience of reference only, and are not to be construed as defining, limiting or modifying the scope or intent of any of the terms and conditions of this Lease.

      42. ENTIRE AGREEMENT. This Lease contains all covenants and agreements between Landlord and Tenant relating in any manner to the Rent, use and occupancy of the Leased Space and Tenant's use of the Building and other matters set forth in this Lease. No prior agreement or understanding pertaining to the same shall be valid or of any force or effect and the terms, covenants and conditions of this Lease shall not be altered, modified or added to except in writing signed by Landlord and Tenant.

      43. SEVERABILITY. If any provision of this Lease shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this agreement shall be construed as if such invalid or unenforceable portion had never been contained herein.

      IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed the day and year first above written.

                  TENANT:

                  HealthDrive Corporation


                  By: /s/ Michael R. Kaplan
                      ----------------------------


                  Attest: /s/ Steven S. Charlap
                          ------------------------
                          Steven S. Charlap, Secretary


HEALTHDRIVE LEASE 09/20/96             37

                  LANDLORD:

                  928 JAYMOR ROAD ASSOCIATES, L.P.
                  By:   Wynnewood Development, Inc.,
                        a Pennsylvania corporation,
                        its sole General Partner


                  By: /s/ Frederick Weitzman
                      --------------------------------------
                      Frederick Weitzman


                  Attest: /s/ Kimberly A. Williford
                          ----------------------------------
                        Kimberly A. Williford, Secretary


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

                                   EXHIBIT "A"

                                [GRAPHIC OMITTED]


                                   FLOOR PLAN     SCALE 1/8"=1'-0"


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                                   EXHIBIT "B"

                                 LANDLORD'S WORK

Suite C-190 shall receive the following Improvements for Tenant's occupancy:

      1.    Replace all carpets.

      2.    Install composition tile in Storage Room and Sink Room.

      3.    Re-paint entire premises.

      4. Provide and install stainless steel sink and vanity and countertop in Sink Room.

      5. Remove shelving in Storage Room on wall between Storage Room and Office No. 4 and HVAC Room.

      6.    Install exhaust fan above sink in Sink Room.

      7. Erect partition separating Storage Room from Sink Room; install new door frame and hardware from Storage Room to Office No. 4.

      8. Final clean-up including cleaning of diffusers and ceiling light lenses and replacement of worn ceiling tiles.


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                                   EXHIBIT "C"

                              RULES AND REGULATIONS

DEFINITIONS

      1. Wherever in these rules and regulations the word "Tenant" is used, it shall be taken to apply to and include the Tenant and his agents, employees, invitees, licensees, sub-tenants and contractors, and is to be deemed of such number and gender as the circumstances require. The word "room" is to be taken to include the space covered by Lease. The word "Landlord" shall be taken to include the employees and agents of Landlord.

CONSTRUCTIONS

      2. The streets, sidewalks, entrances, passages, stairways and other common area provided by Landlord shall not be obstructed by Tenant, or used by it for any other purpose than for ingress and egress.

WASHROOMS

      3. Toilet rooms, water closets and other water apparatus shall not be used for any purposes other than those for which they were constructed.

INSURANCE REGULATIONS

      4. Tenant shall not do anything in the Leased Space, or bring or keep anything therein, which will in any way increase or tend to increase the risk of fire or the rate of fire insurance, or which will conflict with the regulations of the Fire Department or the fire laws, or with any insurance policy on the Building or any part thereof, or with any law, ordinance, rule or regulation affecting the occupancy and use of the Leased Space, now existing or hereafter enacted or


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                                   EXHIBIT "C"

promulgated by any public authority or by the Board of Fire Underwriters.

GENERAL PROHIBITIONS

      5. In order to insure proper use and care of the Leased Space Tenant shall not:

            a. Keep animals or birds in the Leased Space.

            b. Use the rooms as sleeping apartments.

            c. Allow any sign, advertisement or notice to be fixed to the Leased Space or Building, inside or outside, without Landlord's consent.

            d. Make improper noises or disturbances of any kind; sing, play or operate any musical instrument, radio or television or otherwise do anything to disturb other tenants or tend to injure the reputation of the Building.

            e. Mark or defile water closets, toilet rooms, walls, windows, doors or any other part of the Building.

            f. Place anything on the outside of the Building, including room setbacks, window ledges and other projections; or drop anything from the windows, stairways or parapets; or place trash or other matter in the halls or stairways of the Building.

            g. Cover or obstruct any window, skylight, door or transom that admits light.

            h. Fasten any article, drill holes, drive nails or screws into the walls, floors, woodwork, or partitions; nor shall the same be painted, papered or otherwise covered by or in any way marked or broken with the exception of hanging pictures without consent of Landlord.


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                                   EXHIBIT "C"

            i. Interfere with the heating or cooling apparatus.

            j. Allow anyone but Landlord's employees to clean the Leased Space, without Landlord's consent.

            k. Install any shades, blinds, or awnings without consent of Landlord.

            l. Use any electric heating device without permission of Landlord.

            m. Install call boxes, or any kind of wire in or on the Building without Landlord's permission and direction which shall not be unreasonably withheld.

            n. Manufacture any commodity, or prepare or dispense any foods or beverages, tobacco, drugs, flowers, or other commodities or articles without the consent of Landlord. It is understood that Tenant shall have the right to kitchen and lunchroom facilities for its employees.

            o. Give its employees or other persons permission to go upon the roof of the Building without the consent of Landlord.

PUBLICITY

      6. Tenant shall not use the name of the Building in any way in connection with its business except as the address thereof. Landlord shall also have the right to prohibit any advertising by Tenant, which, in its opinion, tends to impair the reputation of the Building or its desirability as a building for offices; and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

NO SMOKING

      7. Smoking or carrying a lighted cigar, cigarette or pipe is prohibited (not permitted) anywhere in the Building, including the


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                                   EXHIBIT "C"

Leased Space. Tenant will inform their employees, guests and invitees of this provision of the Lease and will use their best efforts to see that this prohibition is observed.

REGULATION CHANGES

      8. Landlord shall have the right to make such other and further reasonable rules and regulations as in the judgement of Landlord and as are consistent with those for all other tenants in the Building and which do not materially impair the operation of Tenant's business, may from time to time be needful for the safety, appearance, care, and cleanliness of the Building and for the preservation of good order therein. Landlord shall not be responsible to Tenant for any violation of rules and regulations by other tenants.


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